UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2008
DUKE REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-9044	35-1740409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana (Address of Principal Executive Offices)	46240 (Zip Code)
Registrant’s telephone number, including area code: (317) 808-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 8, 2008, Duke Realty Corporation (the “Company”) filed with the Secretary of State of the State of Indiana Articles of Amendment (the “Amendment”) to the Company’s Third Amended and Restated Articles of Incorporation (the “Articles”). The effective date of the Amendment was August 8, 2008, and the purpose of the Amendment was to remove from the Articles that exhibit designating and setting forth the rights of the Company’s previously issued Series C Junior Preferred Stock, which has since been redeemed in full and no shares of which series are any longer outstanding. In accordance with Indiana law and the Company’s organizational documents, the shares of each such redeemed series of preferred shares shall again become authorized but unissued preferred shares, available for issuance by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION
By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and Corporate Secretary

Dated: August 15, 2008